UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 JANUARY 7, 2004
                                 Date of Report
                        (Date of earliest event reported)


                     DEFENSE INDUSTRIES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



           NEVADA                   000-30105               84-1421483
(State or other jurisdiction       (Commission            (IRS Employer
       of incorporation)           File Number)         Identification No.)



           INDUSTRIAL ZONE EREZ, P.O. BOX 779, ASHKELON 78101, ISRAEL
              (Address of principal executive offices and zip code)


                               011-972-7-689-1661
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On January 5, 2004, Defense Industries International, Inc. issued a press release regarding receipt of a preliminary order for its vehicle armoring kits. A copy of the press release is attached hereto as Exhibit 99.1


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     c.   Exhibits

     99.1 Press release issued by Defense Industries International, Inc. dated January 5, 2004.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: January 7, 2004              Defense Industries International, Inc.

                                   (Registrant)



                                   By:  /s/ Joseph Postbinder
                                   --------------------------
                                   Joseph Postbinder
                                   Chief Executive Officer

                                                                    EXHIBIT 99.1

PRESS RELEASE                     Source: Defense Industries International, Inc.

DEFENSE INDUSTRIES INTERNATIONAL RECEIVES PRELIMINARY ORDER FOR VEHICLE ARMORING KITS
Monday January 5, 2:05 pm ET

ASHKELON, Israel--(BUSINESS WIRE)--Jan. 5, 2004--Defense Industries International, Inc. (OTCBB; DFNS), a leading manufacturer and global provider of personal military and civilian protective equipment and supplies, today announced that it has received a preliminary order having an estimated value of approximately $2 million from an international company for the purchase of its vehicle armoring kits. Final details of the sale are being determined and Defense Industries expects that shipments to the customer will begin during the first quarter of 2004.

Joseph Fostbinder, Chairman and CEO of Defense Industries said, "This preliminary order comes as the result of a substantial effort on our part to further penetrate the overseas markets. We are pleased that this customer has recognized the quality of Defense Industries' products and has chosen to work with us on this exciting project. We are hopeful that additional sales activity will result from this relationship."


About Defense Industries International, Inc.


Defense Industries International, Inc. ("Defense Industries") (WWW.DEFENSE-INDUSTRIES.COM) is a leading manufacturer and global provider of personal military and civilian protective equipment and supplies. Defense Industries' subsidiary, Export Erez Ltd., was formed and registered in 1983. Defense Industries' main products include body armor, bomb disposal suits and bullet-resistant vests and jackets; ballistic wall covers, helmets, plates and one-way protective windows; personal military equipment, battle pouch units and combat harness units; dry storage units, liquid logistics, tents and vehicle covers; and winter suits, sleeping bags and backpacks.


Defense Industries' products are used by military, law enforcement, border patrol enforcement and other special security forces, corporations, non-governmental organizations and individuals throughout the world. Customers include the Israel Defense Forces, the North Atlantic Treaty Organization
(NATO), the United Nations Peacekeeping Forces and other U.N. organizations.


Defense Industries manufactures its own products, thereby enabling it to offer highly competitive pricing and to fulfill product orders on a rapid and efficient basis. Its manufacturing facilities meet American EQNET and international ISO 9002 standards. Quality control in the Company's manufacturing facilities is performed according to ISO 9002; MIL.STD.105D; MIL-I-45208A (for the U.S. Armed Forces); AQAP (for the German Armed Forces and NATO); and the National Institute of Justice (N.I.J.).


Defense Industries' strategic objective is to be the leading global provider of personal military and civilian protective equipment and supplies. Defense Industries intends to realize its strategic objective by, amongst other methods, selectively pursuing strategic acquisitions that enhance its product lines and geographic presence in an effort to consolidate its highly fragmented industry and to create a more diverse and global reach in its marketplace.

Safe Harbor Statement


This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities and production schedules, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The company undertakes no obligation to publicly release to these forward-looking statements made to reflect events or circumstances after the date hereof. Neither the Company nor its agents assume responsibility for the accuracy and completeness of the forward-looking statements and are thus prospective.


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CONTACT:
     KCSA CONTACT:
     Jeff Corbin / Lee Roth
     (212) 896-1214 / (212) 896-1209
     jeff@kcsa.com / lroth@kcsa.com


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Source: Defense Industries International, Inc.